Investor Relations Contact:
Michael Picariello, CommVault
732-728-5380
ir@commvault.com

CommVault Announces Fiscal 2015 Second Quarter Financial Results

Second Quarter Highlights Include:

Second Quarter
GAAP Results:
Revenues	$151.1 million
Income from Operations (EBIT)	$10.9 million
EBIT Margin	7.2%
Diluted Earnings Per Share	$0.14

Non-GAAP Results:
Income from Operations (EBIT)	$26.2 million
EBIT Margin	17.3%
Diluted Earnings Per Share	$0.35

OCEANPORT, N.J. – October 28, 2014 – CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2014.

“Throughout the second quarter, we enhanced our product and related go-to-market initiatives, strengthened our strategic partner programs, and added additional field selling capacity as we continued to transform CommVault,” said N. Robert Hammer, CommVault chairman, president and CEO. “Despite the strength of our strategic position, the depth and differentiation of our technology, and our strong financial position, we did not execute well enough to meet our own expectations for the quarter.  Since these issues are rooted in execution challenges that are well within our control, we remain confident that we can return CommVault to historical growth rates. We remain steadfast to our strategy to take full advantage of the expanding market opportunities inherent in our dynamically changing industry.”

Total revenues for the second quarter of fiscal 2015 were $151.1 million, an increase of 7% over the second quarter of fiscal 2014 and a decrease of 1% sequentially. Software revenue in the second quarter of fiscal 2015 was $69.4 million, a decrease of 2% year-over-year and a decrease of 4% sequentially. Services revenue in the second quarter of fiscal 2015 was $81.7 million, an increase of 15% year-over-year and 1% sequentially.

On a GAAP basis, income from operations (EBIT) was $10.9 million for the second quarter compared to $26.4 million in the same period of the prior year. Non-GAAP income from operations (EBIT) decreased 31% to $26.2 million in the second quarter of fiscal 2015 compared to $37.8 million in the second quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 21% in the second quarter of fiscal 2015.

For the second quarter of fiscal 2015, CommVault reported net income of $6.5 million compared to $17.4 million in the same period of the prior year. Non-GAAP net income for the quarter decreased 31% to $16.5 million, or $0.35 per diluted share, from $23.9 million, or $0.48 per diluted share, in the same period of the prior year.

Operating cash flow totaled $32.2 million for the second quarter of fiscal 2015 which was an increase of $7.7 million, or 31%, compared to the second quarter of fiscal 2014. Total cash and short-term investments were $414.5 million as of September 30, 2014 compared to $482.7 million as of March 31, 2014. During the second quarter there were no borrowings against the revolving credit facility. In addition, CommVault did not repurchase any shares in the second quarter under its share repurchase program. As of October 28, 2014, there is $150.0 million remaining available in the repurchase program through March 31, 2016.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On September 23, 2014, CommVault announced a new consulting service that enables customers to rapidly design data protection services as a critical component of their private cloud infrastructure. The new Private Cloud Services Design offering leverages industry best practices and the expertise of CommVault's seasoned consultants, architects and engineers to help IT organizations create data management and protection services that ensure successful private cloud deployments.

•
On August 20, 2014, CommVault announced new Simpana® cloud management capabilities and Simpana Solution Sets designed to transform how companies of all sizes protect, manage and maximize the value of business information amidst a rising tide of data and compliance requirements. The new Simpana Solution Sets can be individually deployed or combined as part of a comprehensive data protection and information management solution.

Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2015 and fiscal 2014.

CommVault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the six months ended September 30, 2014 was 34% and the GAAP tax rate for the six months ended September 30, 2013 was 36%. On an annual basis, the GAAP tax rate over the past three fiscal years was 37% for fiscal 2014, 35% for fiscal 2013 and 36% for fiscal 2012. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 18% for fiscal 2014, 12% for fiscal 2013 and 14% for fiscal 2012. Also, the cash tax rate for fiscal 2015 is estimated to be approximately 32%. CommVault expects that its cash tax rate will approach its annual GAAP tax rate over the next one to two fiscal years. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2014 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2015. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate in the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, October 28, 2014, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault
A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault's corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting CommVault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2014 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the "CV" logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Software	$69,415	$70,831	$141,473	$136,130
Services	81,729	71,032	162,314	140,141
Total revenues	151,144	141,863	303,787	276,271
Cost of revenues:
Software	657	636	1,247	1,291
Services	19,629	17,520	39,966	34,643
Total cost of revenues	20,286	18,156	41,213	35,934
Gross margin	130,858	123,707	262,574	240,337
Operating expenses:
Sales and marketing	83,697	67,147	164,008	134,348
Research and development	15,835	13,344	30,875	26,195
General and administrative	18,742	15,298	35,247	29,026
Depreciation and amortization	1,680	1,498	3,326	2,951
Total operating expenses	119,954	97,287	233,456	192,520
Income from operations	10,904	26,420	29,118	47,817
Interest expense	(218)	—	(218)	—
Interest income	195	213	390	455
Income before income taxes	10,881	26,633	29,290	48,272
Income tax expense	4,385	9,279	10,065	17,456
Net income	$6,496	$17,354	$19,225	$30,816
Net income per common share:
Basic	$0.14	$0.37	$0.42	$0.66
Diluted	$0.14	$0.35	$0.40	$0.62
Weighted average common shares outstanding:
Basic	45,437	46,910	45,750	46,727
Diluted	47,166	49,745	47,536	49,533

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$364,574	$457,733
Short-term investments	49,969	24,976
Trade accounts receivable, net	101,081	118,527
Prepaid expenses and other current assets	16,652	11,329
Deferred tax assets, net	18,123	17,966
Total current assets	550,399	630,531

Deferred tax assets, net	28,927	28,737
Property and equipment, net	121,186	88,901
Other assets	7,869	7,215
Total assets	$708,381	$755,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,325	$1,218
Accrued liabilities	65,297	76,166
Deferred revenue	171,971	166,143
Total current liabilities	238,593	243,527

Deferred revenue, less current portion	46,829	43,432
Other liabilities	4,270	5,847

Total stockholders’ equity	418,689	462,578
Total liabilities and stockholders’ equity	$708,381	$755,384

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$6,496	$17,354	$19,225	$30,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,776	1,544	3,446	3,017
Noncash stock-based compensation	15,072	10,782	29,487	20,290
Excess tax benefits from stock-based compensation	(598)	(8,558)	(3,387)	(16,843)
Deferred income taxes	(142)	2,786	(465)	(1,208)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,948)	(10,452)	16,188	(1,402)
Prepaid expenses and other current assets	(8,299)	(1,042)	(7,762)	2,108
Other assets	(307)	150	(105)	197
Accounts payable	118	(355)	313	(138)
Accrued liabilities	10,209	12,716	(1,011)	5,524
Deferred revenue	9,815	(422)	13,309	6,760
Other liabilities	(10)	(21)	(1,612)	(65)
Net cash provided by operating activities	32,182	24,482	67,626	49,056
Cash flows from investing activities
Purchase of short-term investments	(39,978)	(22,982)	(43,976)	(22,982)
Proceeds from maturity of short-term investments	14,983	—	18,983	1,948
Purchases for corporate campus headquarters	(17,266)	(15,157)	(35,426)	(23,872)
Purchase of property and equipment	(1,084)	(1,274)	(2,456)	(2,586)
Net cash used in investing activities	(43,345)	(39,413)	(62,875)	(47,492)
Cash flows from financing activities
Repurchase of common stock	—	—	(105,085)	—
Debt issuance costs	(94)	—	(1,175)	—
Proceeds from stock options and the Employee Stock Purchase Plan	8,340	6,613	10,517	9,670
Excess tax benefits from stock-based compensation	598	8,558	3,387	16,843
Net cash provided by (used in) financing activities	8,844	15,171	(92,356)	26,513
Effects of exchange rate — changes in cash	(6,650)	3,109	(5,554)	126
Net (decrease) increase in cash and cash equivalents	(8,969)	3,349	(93,159)	28,203
Cash and cash equivalents at beginning of period	373,543	458,818	457,733	433,964
Cash and cash equivalents at end of period	$364,574	$462,167	$364,574	$462,167

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$10,904	$26,420	$29,118	$47,817
Noncash stock-based compensation (1)	15,072	10,782	29,487	20,290
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	182	567	561	1,010
Non-GAAP income from operations	$26,158	$37,769	$59,166	$69,117

GAAP net income	$6,496	$17,354	$19,225	$30,816
Noncash stock-based compensation (1)	15,072	10,782	29,487	20,290
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	182	567	561	1,010
Non-GAAP provision for income taxes adjustment (3)	(5,285)	(4,775)	(11,890)	(8,286)
Non-GAAP net income	$16,465	$23,928	$37,383	$43,830

Diluted weighted average shares outstanding	47,166	49,745	47,536	49,533
Non-GAAP diluted net income per share	$0.35	$0.48	$0.79	$0.88

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Cost of services revenue	$732	$293	$1,401	$591
Sales and marketing	6,568	4,085	12,744	8,346
Research and development	1,403	939	2,717	1,896
General and administrative	6,369	5,465	12,625	9,457
Stock-based compensation expense	$15,072	$10,782	$29,487	$20,290

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2015 and fiscal 2014.